# Jyong Biotech Ltd.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.00001
ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.: G83116106

*** SPECIMEN ***

IS THE OWNER OF

FULLY PAID AND NON-ASSESSSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.00001 EACH OF

**JYONG BIOTECH LTD.**

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.



JYONG BIOTECH LTD.
Corporate
Seal
CAYMAN ISLANDS

FU-FENG KUO
CEO

ALFRED YING
CFO

DATED:

COUNTERSIGNED AND REGISTERED:
**TRANSHARE CORPORATION**
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112